HUBBELL INCORPORATED
2005 INCENTIVE AWARD PLAN
(As Amended and Restated Effective December 4, 2019)
Article 1
Purpose
The purpose of the Hubbell Incorporated 2005 Incentive Award Plan (as it may be amended and restated from time to time, the “Plan”) is to promote the success and enhance the value of Hubbell Incorporated (the “Company”) by linking the personal interests of the members of the Board and Employees to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
Article 2
Definitions and Construction
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1
“Applicable Accounting Standards” means Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.2
“Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option term or Stock Appreciation Right term that was initially established by the Committee for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option term or Stock Appreciation Right term, as applicable).

2.3
“Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance-Based award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, a Deferred Stock award or a Deferred Stock Unit award granted to a Participant pursuant to the Plan.

2.4
“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

2.5	“Board” means the Board of Directors of the Company.

2.6	“Change in Control” means and includes any of the following:
(a)    Continuing Directors no longer constitute at least 2/3 of the Directors;
(b)    any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of the Company’s Directors; provided that this Section 2.5(b) shall not apply with respect to any holding of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company or any affiliate of the Company; or
(c)    the consummation of a merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the incumbent Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.
The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.7	“Code” means the Internal Revenue Code of 1986, as amended.

2.8	“Committee” means the committee of the Board described in Article 11.

2.9
“Continuing Director” means any individual who is a member of the Company’s Board of Directors on December 9, 1986 or was designated (before such person’s initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.

2.10	“Deferred Stock” means a right to receive Stock awarded under Section 8.5.

2.11	“Deferred Stock Units” means a right to receive Stock awarded under Section 8.6.

2.12	“Director” means an individual who is a member of the Company’s Board of Directors on the relevant date.

2.13
“Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time. Notwithstanding the foregoing, if a Disability constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the Disability must also constitute a “disability,” as defined in Treasury Regulation Section 1.409A-3(i)(4) to the extent required by Section 409A.

2.14	“Dividend Equivalent” means a right to receive the equivalent value (in cash or Stock) of dividends paid on Stock, awarded under Section 8.2.

2.15	“Eligible Individual” means any person who is a Director or an Employee, as determined by the Committee.

2.16	“Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.17
“Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per-share value of the Stock underlying outstanding Awards.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19
“Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the mean between the high and low trading price for a share of Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) on such date or, if no such prices are reported for that date, the mean between the high and low trading prices on the next preceding date for which such prices were reported.

2.20	“Full Value Award” means an Award other than an Option or SAR, which is settled by the issuance of Stock.

2.21	“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22	“Independent Director” means a Director who is not an Employee of the Company.

2.23	“Non-Employee Director” means a Director who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.24	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25	“Officer” means each of the officers specified in Section 1 of Article IV of the By-Laws of the Company except for any such officer whose title begins with the word “Assistant.”

2.26
“Option “ means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27	“Participant” means any Eligible Individual who, as a Director or Employee, has been granted an Award pursuant to the Plan.

2.28	“Performance-Based Award” means a right granted to a Participant to receive cash or Stock pursuant to Article 8, and which is subject to the terms and conditions set forth in Article 8.

2.29
“Performance Criteria” means the criteria (and adjustments) that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period determined as follows:

(a)    The Performance Criteria that will be used to establish Performance Goals may include, without limitation, one or more of the following: net earnings or losses (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue or sales or revenue growth, net income (either before or after taxes), operating earnings or profit (either before or after taxes), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on invested capital, return on shareholders’ equity, return on assets, shareholder return, return on sales, gross or net profit margin, productivity, expense, operating margin, operating efficiency, customer satisfaction, implementation or completion of critical projects, sales and sales unit volume, market penetration and geographic business expansion, strategic partnerships and transactions, financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital efficiency, earnings or loss per share, price per share of Stock or dividends per share of Stock (or appreciation in and/or maintenance of such price or dividends), and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or to market performance indicators or indices.
(b)    The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

2.30
“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, platform or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, in accordance with Applicable Accounting Standards.

2.31
“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32	“Plan” means this Hubbell Incorporated 2005 Incentive Award Plan (As Amended and Restated Effective __________, 2019), as it may be amended from time to time.

2.33	“Restatement Effective Date” means the date the Plan, as amended and restated herein, is approved by the Company’s shareholders or the Board, pursuant to Section 12.1.

2.34	“Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.35	“Restricted Stock Units” means the right to receive Stock awarded under Section 8.4.

2.36
“Section 162(m) Exception” means the exception under Section 162(m) of the Code for “qualified performance-based compensation,” as such exception existed for taxable years beginning prior to January 1, 2018 before the amendments made to Section 162(m) of the Code by the Tax Cuts and Jobs Act of 2017.

2.37	“Securities Act” means the Securities Act of 1933, as amended.

2.38	“Stock” means the Class B Common Stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 10.

2.39
“Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40
“Stock Payment” means (a) a payment in the form of Stock, or (b) an option or other right to purchase Stock, as part of a short-term incentive award, deferred compensation or other arrangement, awarded under Section 8.3.

2.41
“Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

Article 3
Shares Subject to The Plan

3.1	Number of Shares.
(a)    Subject to Article 10 and Section 3.1(b), the aggregate number of shares of Stock which may be granted as Awards under the Plan shall be 9,675,000 shares. The maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 5,875,000 shares.
(b)    Of the shares of Stock reserved for grant under Section 3.1(a) of this Plan no more than 4,837,500 shares of Stock may be granted in the form of Full Value Awards.
(c)    To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall be counted against the number of Shares available under the Plan and shall not be available for future grants of Awards. For purposes of number of Shares available under Section 3.1(a), Shares subject to Stock Appreciation Rights shall be counted as one share delivered for each Stock Appreciation Right awarded, regardless of the number of Shares actually delivered upon exercise of the Stock Appreciation Right. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(c), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2
Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, including Stock repurchased by the Company, or Stock purchased on the open market.

3.3
Limitation on Number of Shares Subject to Employee Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, Awards granted to any Employee shall be subject to the following limitations all applied on an individual and not an aggregate basis by type of Award:

(a)    The maximum number of shares of Stock that may be granted pursuant to an Option to any one Participant in any fiscal year of the Company shall not exceed 500,000 shares of Stock;
(b)    The maximum number of shares of Stock that may be granted subject to a Stock Appreciation Right to any one Participant in any fiscal year of the Company shall not exceed 500,000 shares of Stock;
(c)    The maximum number of shares of Stock that may be granted in the form of Restricted Stock, Restricted Stock Units, Stock Payments, or Performance-Based Awards in any fiscal year of the Company shall not exceed 250,000 shares of Stock (with such limit applying to each such form of Award on an individual and not an aggregate basis); and
(d)    No Award granted in any fiscal year of the Company that provides for payment in cash shall exceed $2,000,000.

3.4
Limitation on Independent Director Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, the maximum aggregate grant date fair value of Awards granted to any Independent Director in any calendar year shall be $500,000.

3.5
Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 10.1 of the Plan, Awards shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, the following Awards may be granted without regard to such minimum vesting provisions: (a) Awards that result in the issuance to one or more Participants of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Section 3.1(a), and (b) Awards granted to certain Eligible Individuals who are subject to applicable laws imposing certain requirements or restrictions on the remuneration of such individuals. Nothing in this Section 3.5 shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, Disability, retirement, termination of employment or service or the consummation of a Change in Control.

Article 4
Eligibility and Participation

4.1	Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2
Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3
Foreign Participants. In order to assure the viability of Awards granted to Participants employed in countries other than the United States, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1, 3.2, 3.3 and 3.4 of the Plan.

Article 5
Stock Options

5.1	General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a)    Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock, on the date of grant.
(b)    Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)    Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, any one or a combination of the following: (i) cash, (including check, bank draft or money order) (ii) shares of Stock issuable upon exercise of the Option or shares of either class of the Company’s common stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) by delivery of irrevocable instructions to a broker to sell the Stock otherwise deliverable upon exercise of the Option and to deliver to the Company an amount equal to the aggregate exercise price. The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.
(d)    Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2	Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 12.2 and this Section 5.2.
(a)    Eligibility. Incentive Stock Options may be granted only to Employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).
(b)    Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(d) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.
(c)    Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(d)    Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e)    Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(f)    Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3
Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4
Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options by a Participant may be permitted through the use of such an automated system.

5.5
Expiration of Option Term: Automatic Exercise of ln-The-Money Options. Unless otherwise provided by the Committee (in an Award Agreement or otherwise) or as otherwise directed by an Option holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per share of Stock that is less than the Fair Market Value per share of Stock as of such date shall automatically and without further action by the Option holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Committee, payment of the exercise price of any such Option shall be made pursuant to Section 5.1(c)(ii) or, subject to Section 14.13 or any applicable trading policy of the Company, pursuant to Section 5.l(c)(iii), and the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 14.4. Unless otherwise determined by the Committee, this Section 5.5 shall not apply to an Option if the holder of such Option incurs a termination of employment or service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share of Stock that is equal to or greater than the Fair Market Value per share of Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 5.5.

Article 6
Restricted Stock Awards

6.1
Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2
Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3
Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be surrendered to the Company and cancelled without consideration. Notwithstanding the foregoing, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Change in Control, terminations resulting from specified causes or the occurrence of specified events, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4
Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.5
Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

Article 7
Stock Appreciation Rights

7.1	Grant of Stock Appreciation Rights.
(a)    A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b)    A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

7.2	Payment and Limitations on Exercise.
(a)    Payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement. To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall specify the date of payment which may be different than the date of exercise of the Stock Appreciation Right, to the extent necessary to comply with the requirements to Section 409A of the Code, as applicable. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.
(b)    To the extent any payment under Section 7.1(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

7.3
Expiration of Stock Appreciation Right Term: Automatic Exercise of In-the-Money Stock Appreciation Rights. Unless otherwise provided by the Committee (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right holder in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share of Stock that is less than the Fair Market Value per share of Stock as of such date shall automatically and without further action by the Stock Appreciation Right holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Committee, the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 14.4. Unless otherwise determined by the Committee, this Section 7.3 shall not apply to a Stock Appreciation Right if the holder of such Stock Appreciation Right incurs a termination of employment or service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share of Stock that is equal to or greater than the Fair Market Value per share of Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 7.3.

Article 8
Performance-Based Awards, Dividend Equivalents, Stock Payments, Restricted Stock Units

8.1	Performance-Based Awards.
(a)    Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards which shall be denominated either in Stock units of value including the dollar value of shares of Stock or cash and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

(b)    Procedures with Respect to Performance-Based Awards. With respect to any Award granted under this Article 8, the Committee or its designee shall (1) designate one or more Eligible Individuals, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Eligible Individual for such Performance Period. Following the completion of each Performance Period, the Committee shall determine whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by an Eligible Individual, the Committee or its designee shall have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee or its designee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
(c)    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

8.2
Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on the Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.3
Stock Payments. The Committee is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Committee and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Committee.

Shares of Stock underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Committee will not be issued until those conditions have been satisfied. Unless otherwise provided by the Committee, a Participant granted a Stock Payment shall have no rights as a Company shareholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Stock underlying the Award have been issued to the Participant. Stock Payments may, but are not required to be made in lieu of base salary, short-term incentive awards, fees or other cash compensation otherwise payable to such Eligible Individual.

8.4
Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Committee. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as determined by the Committee. The Committee shall specify, or permit the Participant to elect, the conditions and dates upon which the Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Stock, or both, as determined by the Committee. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Stock (or the Fair Market Value of one such share in cash) for each vested and nonforfeitable Restricted Stock Unit.

8.5
Deferred Stock. The Committee is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Committee and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Shares of Stock underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Committee shall be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Committee, a Participant granted Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Stock underlying the Award has been issued to the Participant.

8.6
Deferred Stock Units. The Committee is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Committee and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Each Deferred Stock Unit shall entitle the Participant to receive one share of Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter. Shares of Stock underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Committee shall not be issued until or following the date that those conditions and criteria have been satisfied, provided, however, that to the extent necessary, such conditions and dates shall be subject to compliance with Section 409A of the Code. Unless otherwise provided by the Committee, a Participant granted Deferred Stock Units shall have no rights as a Company shareholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Stock underlying the Award have been issued to the Participant.

8.7
Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Restricted Stock Unit award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Committee in its sole discretion.

8.8
Exercise or Purchase Price. The Committee may establish the exercise or purchase price of a Performance Award, shares distributed as a Stock Payment award, shares distributed pursuant to a Restricted Stock Unit award, shares of Deferred Stock or shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable law.

8.9
Termination of Employment or Service. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, a Performance Award, Dividend Equivalent award, Stock Payment award, Restricted Stock Unit award, Deferred Stock award and/or Deferred Stock Unit award is only distributable while the Participant is employed by or providing services to the Company or a Subsidiary. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide that an Award may be distributed following a Participant’s termination of employment or service in certain events, including in the event of a Change in Control and/or terminations resulting from specified causes.

Article 9
Provisions Applicable to Awards

9.1
Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2
Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, certain restrictive covenants and agreements, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3
Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish subject to the following terms and conditions: (i) an Award transferred to a transferee shall not be assignable or transferable by the permitted transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a permitted transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the permitted transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

9.4
Beneficiaries. Notwithstanding Section 9.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5	Stock Certificates; Book Entry Procedures.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.6
Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

(a)    (i) Any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of an Award, or upon the receipt or resale of any shares of Stock underlying an Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a termination of employment or service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with, or otherwise harmful to, the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (z) the Participant incurs a termination of employment or service for “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in the Award Agreement relating to such Award); and
(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying an Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

Article 10
Changes in Capital Structure

10.1	Adjustments.
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to shareholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock other than an Equity Restructuring, the Committee may make equitable adjustments, if any, to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 herein); (ii) the number and type of shares subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria, including any Performance Criteria or Performance Goals, with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)    In the event of any transaction or event described in Section 10.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:
a.    (i)    To provide for either:the termination, by the surrender, of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount by which the Fair Market Value of the Stock which the Award represents exceeds the Award exercise price for all or part of the shares of Stock which are related to such Award and that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); or

b.    The replacement of such Award with other rights or property selected by the Committee, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)    To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)    To provide that any such Award shall be exercisable or payable or fully vested with respect to all shares of Stock covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    To provide that any such Award cannot vest, be exercised or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(a) and 10.1(b):
(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii)    The Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares of Stock that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3). The adjustments provided under this Section 10.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

10.2	Acceleration Upon a Change in Control.
(a)    Notwithstanding the provisions of Section 10.1, upon a Change in Control, unless the Committee elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and cause all forfeiture restrictions on such Awards to lapse prior to the consummation of a Change of Control, pursuant to Section 10.1, such (A) Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Committee’s discretion. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a the Participant incurs a termination of employment or service without “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following the Change in Control, then such the Participant shall be fully vested in such continued, assumed or substituted Award.
(b)    In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Committee may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 10.1(b)(i)(a); or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee may give such Participant the right to exercise such Awards during a reasonable period of time as the Committee, in its sole and absolute discretion, shall determine, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(c)    For the purposes of this Section 10.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Company’s stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation. provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Company Stock in the Change in Control.
(d)    The Committee, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(e)    Unless otherwise determined by the Committee, no adjustment or action described in this Section 10.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

10.3
The existence of the Plan, any program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Company Stock or the rights thereof or which are convertible into or exchangeable for Company Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.4
In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Committee, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

10.5
No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

Article 11
Administration

11.1
Committee. The Plan shall be administered by the Compensation Committee (the “Committee”) consisting solely of at least two or more members of the Board who are each Non-Employee Directors. Additionally, to the extent required by applicable law, each of the individuals constituting the Compensation Committee of the Board (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Stock is listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.5.

11.2
Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Officer or other Employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Committee shall select one of its members as a Chairman, who shall preside at meetings and who shall have authority to execute and deliver documents on behalf of the Committee. Meetings of the Committee shall be held at such times and places as the members thereof may determine.

11.3	Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to each Eligible Individual;
(c)    Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

11.4
Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

11.5
Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board and the Committee.

Article 12
Effective and Expiration Date

12.1
Effective Date. The Plan was originally effective on May 2, 2005, the date the Plan was initially approved by the Company’s shareholders, and was previously amended and restated effective as of May 3, 2010, May 5, 2015 and December 6, 2016, each date being the date the Plan (as previously amended and restated) was approved by the Company’s shareholders, except for December 6, 2016, on which date the amendment and restatement of the Plan was approved by the Board. This amendment and restatement of the Plan shall be effective on the date it is approved by the Company’s Board (the “Restatement Effective. Date”).

12.2
Expiration Date. The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the tenth anniversary of the Restatement Effective Date on which the amendment and restatement of the Plan was most recently approved by the Company’s shareholders. Any Awards that are outstanding on such tenth anniversary shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Article 13
Amendment, Modification, and Termination

13.1
Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Such shareholder approval may be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 10), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise or base price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company, (i) no Option or Stock Appreciation Right may be amended to reduce the per share exercise or base price of the shares subject to such Option or Stock Appreciation Right below the per share exercise or base price as of the date the Option or Stock Appreciation Right is granted (ii) no Option or Stock Appreciation Right may be cancelled in exchange for cash when the per share exercise or base price of such Award exceeds the Fair Market Value of the underlying shares of stock, and (iii) except as permitted by Article 10, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right having a higher per share exercise or base price. When an amendment to the Plan is subject to shareholder approval, such amendment (or amendment and restatement, as applicable) will be deemed to be approved by the shareholders if it receives the affirmative vote of a majority of the votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s By-laws. In the event that the Company’s shareholders do not approve this amendment and restatement of the Plan, the Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date that the Plan (as amended and restated herein) was approved by the Board.

13.2
Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. It is intended that the Plan comply fully with and meet all of the requirements for the Section 162(m) Exception with respect to Awards granted hereunder prior to November 2, 2017. Notwithstanding any other provision of the Plan, this amendment and restatement of the Plan as of the Restatement Effective Date does not and shall not modify the terms or conditions of any Award made pursuant to a written binding contract in effect on November 2, 2017 that is intended to meet the Section 162(m) Exception.

Article 14
General Provisions

14.1
Absence from Work. A Participant who is absent from work with the Company or a Subsidiary because of illness or temporary disability, or who is on leave of absence for such purpose or reason as the Committee may approve, shall not be deemed during the period of such absence, by reason of such absence, to have ceased to be an Employee of the Company or a Subsidiary. Where a cessation of employment is to be considered a retirement with the consent of the Company or by reason of Disability for the purpose of this Plan shall be determined by the Committee, which determination shall be final and conclusive.

14.2
No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.3
No Shareholder Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

14.4
Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the surrender of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be so withheld or surrendered with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee shall determine the fair market value of the shares of Stock, consistent with the applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares of Stock to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

14.5
No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.6
Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.7
Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.8
Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.9	Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

14.10
Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.11
Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

14.12
Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date such Award is granted), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. Notwithstanding any provision of this Plan or an Award Agreement to the contrary, the Company makes no representations or warranties as to the tax treatment of any Award under Section 409A of the Code or otherwise. The Company shall have no obligation under this Section 14.12 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A of the Code with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliance, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A of the Code. Notwithstanding any other provision of this Plan or an Award Agreement to the contrary, to the extent any payment hereunder constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, and the Participant is a “specified employee” (within the meaning of Section 409A of the Code) as of the date of the Participant’s separation from service, each such payment that is payable upon such grantee’s separation from service and would have been paid prior to the six-month anniversary of the Participant’s separation from service, shall be delayed until the earlier to occur of (i) the first day of the seventh month following such Participant’s separation from service or (ii) the date of such Participant’s death.

14.13
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.14
Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.15	Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Connecticut.